Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Hyperdynamics Corporation
Houston, Texas

We have issued our report dated September 29, 2009, included in the Annual Report of Hyperdynamics Corporation and subsidiaries on Form 10-K, for the year ended June 30, 2009. We hereby consent to the incorporation by reference of said report in this Registration Statement of Hyperdynamics Corporation on Form S-3.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

April 19, 2010